Exhibit 10.1

Additional agreement No. 31

to the Contract No. KT-361/1110 as of November 11, 2010

(hereinafter — “Contract”)

Moscow	“21” March, 2014

Closed Joint Stock Company EvereCT-C (OGRN 110774618793), hereinafter referred to as the “Agency”, represented by General Director Yu.G. Moskvitina, acting on the basis of the Charter, on one hand,

and Closed Joint Stock Company TSV Company (OGRN 5077746859757), hereinafter referred to as the “Company”, represented by General Director S.A. Vasiliev, acting on the basis of the Charter, on the other hand, hereinafter jointly referred to as the “Parties”, have concluded the present Additional Contract on the following:

1.              Parties have agreed to amend the Contract as follows:

1.1       Add to the Section 1 of the Contract clause 1.1.28:

“1.1.28 Television Channel CTC Love (STS Lyubov) — mass media, certificate of registration number SMI EL #FS77 - 56383”.

1.2. Amend subclause 1.1.20 of the Contract as follows:

“1.1.20. Television companies — for-profit organizations, which are part of the CTC Media Group, concluded a contract with the Agency on concluding transactions on the provision of services relating to the placement of Federal Advertising and Regional Advertising, which broadcast on television the following electronic media: “First entertaining CTC”, “Domashny”, “Peretz”, “CTC-Ural”, “CTC-Irkutsk”, “Television station Mir”, “Vecher”, “Domashny. Irkutsk”, “CTC Love (STS Lyubov)”.

1.3. Amend subclause 1.1.23 of the Contract as follows:

“1.1.23. Advertising Placement Services — placement of federal advertising (except for sponsorship advertising) and regional advertising (except for sponsorship advertising) in a corresponding network block of programming and in regional broadcasting slot or on Channel CTC Love (STS Lyubov). In the context of this Contract, the concept of advertising placement services does not include the placement of social or political advertising.

Subclause 1.1.23 of the Contract as stated in the present clause of this Additional agreement shall be applied to the Parties in connection with provisions stipulated in clause 3 of the present Additional agreement, as well as provisions of new additional agreements that may be concluded by the Parties”.

2.              Parties agreed that advertising placed by Agency in broadcasting of Channel CTC Love (STS Lyubov), Company shall render services named in articles 3.2.3.2, 3.2.3.3, 3.2.3.4, 3.2.7, 3.2.8, 3.2.9 of the Contract.

3.              Parties agreed to amend the Contract in respect of the complex of services to be rendered, namely services described in clauses 3.2.2, 3.2.3, 3.2.5 — 3.2.11 of the Contract render in the period starting from January 1, 2014 up to June 30, 2014 (including) shall be rendered in respect of regional advertising (including sponsorship), broadcasted in the regional network block of programming and in regional broadcasting slot in Moscow and revenue of Television companies from the above mentioned advertising shall be included in the Actual gross income for the mentioned period.

4.              All other provisions of the Contract shall remain as it is. Amendments agreed by the Parties in clause 1 and 2 of the present Additional agreement shall be applied to transactions, concluded by the Agency from the date of signing of this Additional agreement and in connection with advertising placed in the period starting from April 1, 2014. Amendments agreed by the Parties in clause 3 of the present Additional agreement shall be applied to the relations of the Parties starting January 1, 2014.

5.              The present Additional agreement shall come into force starting from the date it is signed by the Parties and shall be an integral part of the Contract.

6.              The present Additional agreement is executed in two originals, each original for each Party having equal legal force.

Agency	Company
Closed Joint Stock Company «EvereCT-C»	Closed Joint Stock Company TSV Company

On behalf of the Agency	On behalf of the Company
/s/ Yu. G. Moskvitina	/s/ S.A. Vasiliev
Yu. G. Moskvitina	S.A. Vasiliev